FIRST INDUSTRIAL REALTY TRUST REPORTS
SECOND QUARTER 2024 RESULTS
•Signed 1.1 Million Square Feet of New Leases for Speculative Developments in the Second Quarter and Third Quarter To-Date
•Signed a 212,000 Square-Foot Partial Build-to-Suit Lease in the Second Quarter
•Started Two Developments in South Florida and the Partial Build-To-Suit in Houston Totaling 683,000 Square Feet, Estimated Investment of $109 Million
•Renewed Largest 2025 Lease Rollover of 1.3 Million Square Feet
•Renewed One of the Two Largest Remaining 2024 Expirations in Southern California for 221,000 Square Feet
•45% Cash Rental Rate Increase on Leases Signed To-Date Commencing in 2024
•Sold Eight Buildings for $90 Million in the Second Quarter and Third Quarter To-Date
•2024 NAREIT FFO Guidance Increased $0.03 at the Midpoint to $2.57 to $2.65 Per Share/Unit

CHICAGO, July 17, 2024 – First Industrial Realty Trust, Inc. (NYSE: FR), a leading fully integrated owner, operator and developer of logistics real estate, today announced results for the second quarter of 2024. First Industrial's diluted net income available to common stockholders per share (EPS) was $0.39 in the second quarter, compared to $0.41 a year ago and second quarter funds from operations (FFO) was $0.66 per share/unit on a diluted basis, compared to $0.61 per share/unit a year ago.

“Congratulations to our team for delivering several significant leasing wins within our development and core portfolios across multiple markets since our last earnings release,” said Peter E. Baccile, president and chief executive officer of First Industrial. "We are focused on building upon these successes with further lease-up of our development projects to realize these embedded cash flow opportunities. We are also pleased to launch two new starts in our growing South Florida market as well as a partial build-to-suit in Houston.”

Portfolio Performance

•In service occupancy was 95.3% at the end of the second quarter of 2024, compared to 95.5% at the end of the first quarter of 2024, and 97.7% at the end of the second quarter of 2023. There are 200 basis points of occupancy opportunity, as of June 30, 2024, from the future lease-up of developments placed in service in the second half of 2023 and year to date 2024.
•For leases commenced in the second quarter, cash rental rates on new and renewal leasing increased 43.4% and increased 59.4% on a straight-line basis.
•The Company signed a renewal for one of its two largest remaining 2024 expirations by rental income at its 221,000 square-foot building in the Inland Empire.
•The Company has achieved a cash rental rate increase of approximately 45% on leases signed to-date commencing in 2024 reflecting 88% of 2024 expirations by rental income.
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•Cash basis same store net operating income before termination fees (“SS NOI”) increased 5.6% for the second quarter reflecting increases in rental rates on new and renewal leasing, contractual rent escalations, and lower free rent, partially offset by lower average occupancy.
•The Company renewed its largest 2025 expiration at its 1.3 million square-foot facility in Pennsylvania.

Development Leasing Highlights

During the second quarter, the Company:
•Leased 100% of the 359,000 square-foot First State Crossing in the Philadelphia market. The lease is expected to commence in the third quarter.
•Leased 120,000 of the 451,000 square-foot First Park 94 Building D in the Chicago market, bringing that project to 73% leased. The lease commenced in the second quarter.
•Leased the remaining 50% of the 129,000 square-foot First Steele in Seattle. The lease is expected to commence in the fourth quarter.
•Leased 46,000 square feet of its 136,000 square-foot First Park Miami Building 12 in South Florida. The lease commenced in the second quarter.
•Pre-leased 212,000 square feet at its 425,000 square-foot First Liberty Logistics Center in Houston. See "Investment and Disposition Highlights" below.

In the third quarter to-date, the Company:
•Leased 100% of the 461,000 square-foot First Pioneer Logistics Center in the Inland Empire. The lease is expected to commence in the third quarter.
•Leased 61,000 square feet of its 200,000 square-foot First 76 Logistics Center in Denver, bringing that project to 50% leased. The lease is expected to commence in the third quarter.

Investment and Disposition Highlights

During the second quarter, the Company:
•Commenced development of three projects totaling 683,000 square feet with an estimated total investment of $109 million comprised of:
◦First Park Miami Building 3 in South Florida - 198,000 square feet; $50 million estimated investment.
◦First Pompano Logistics Center in South Florida - 60,000 square feet; $15 million estimated investment.
◦First Liberty Logistics Center in Houston - 425,000 square feet; 50% pre-leased; $44 million estimated investment.
•Acquired a 53,000 square-foot building in Los Angeles for $16 million via a sale-leaseback.
•Sold an 89,000 square-foot building in Detroit for $8 million.

In the third quarter to-date, the Company:
•Sold a seven building portfolio in New Jersey comprised of 445,000 square feet for a total of $82 million.

Outlook for 2024

“With the benefit of the progress we have made leasing our developments, we are raising our FFO per share guidance by 3 cents at the midpoint,” said Mr. Baccile. “We have an incremental 1.2 million square feet of development leasing forecasted in our operating and financial guidance for the year, which will contribute to our cash flow growth in 2025 and beyond.”
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	Low End of	High End of
	Guidance for 2024	Guidance for 2024
	(Per share/unit)	(Per share/unit)
Net Income Available to Common Stockholders	$1.94	$2.02
Add: Depreciation and Other Amortization of Real Estate (Including Joint Venture)	1.30	1.30
Less: Gain on Sale of Real Estate, Net of Allocable Income Tax Provision (Including Joint Venture) and Net of Joint Venture Noncontrolling Interest, Through July 17, 2024	(0.67)	(0.67)

NAREIT Funds From Operations (1)	$2.57	$2.65

(1) 2024 NAREIT FFO per share/unit guidance is impacted by $0.02 per share/unit of accelerated expense related to an accounting rule that requires the Company to fully expense the value of granted equity-based compensation for certain tenured employees. Excluding this impact, the range of our FFO guidance is $2.59 to $2.67 per share/unit with a midpoint of $2.63. The Company believes that providing modified FFO, which excludes certain infrequent items, is a useful supplemental measure of operating performance because investors may use this measure to help compare the operating performance of the Company between periods or to other REITs on a consistent basis.

The following assumptions were used for guidance:
•Average quarter-end in service occupancy of 95.75% to 96.75%.
•SS NOI growth on a cash basis before termination fees of 7.25% to 8.25% for the full year. SS NOI excludes $2.9 million of income related to the 1Q23 accelerated recognition of a tenant improvement reimbursement.
•Includes the incremental costs expected in 2024 related to the Company’s completed and under construction developments as of June 30, 2024. In total, the Company expects to capitalize $0.05 per share of interest in 2024.
•General and administrative expense ("G&A") of $39.5 million to $40.5 million. This includes approximately $3.0 million, or $0.02 per share, of accelerated expense related to an accounting rule that requires the Company to fully expense the value of granted equity-based compensation for certain tenured employees.
•Guidance does not include the impact of any future investments, property sales, debt repurchases prior to maturity, debt issuances, or equity issuances post the date of this press release.

Conference Call

First Industrial will host its quarterly conference call on Thursday, July 18, 2024 at 10:00 a.m. CDT (11:00 a.m. EDT). The conference call may be accessed by dialing (877) 870-4263, passcode “First Industrial”. The conference call will also be webcast live on the Investors page of the Company’s website at www.firstindustrial.com. The replay will also be available on the website.

The Company’s second quarter 2024 supplemental information can be viewed at www.firstindustrial.com under the “Investors” tab.

FFO Definition

In accordance with the NAREIT definition of FFO, First Industrial calculates FFO to be equal to net income available to First Industrial Realty Trust, Inc.'s common stockholders and participating securities, plus depreciation and other amortization of real estate, plus impairment of real estate, minus gain or plus loss on sale of real estate, net of any income tax provision or benefit associated with the sale of real estate. First Industrial also excludes the same adjustments from its share of net income from an unconsolidated joint venture.

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About First Industrial Realty Trust, Inc.

First Industrial Realty Trust, Inc. (NYSE: FR) is a leading U.S.-only owner, operator, developer and acquirer of logistics properties. Through our fully integrated operating and investing platform, we provide high quality facilities and industry-leading customer service to multinational corporations and regional firms that are essential for their supply chains. Our portfolio and new investments are concentrated in 15 target MSAs with an emphasis on supply-constrained, coastally oriented markets. In total, we own and have under development approximately 68.7 million square feet of industrial space as of June 30, 2024. For more information, please visit us at www.firstindustrial.com.

Forward-Looking Statements

This press release and the presentation to which it refers may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. We intend for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on certain assumptions and describe our future plans, strategies and expectations, and are generally identifiable by use of the words "believe," "expect," "plan," "intend," "anticipate," "estimate," "project," "seek," "target," "potential," "focus," "may," "will," "should" or similar words. Although we believe the expectations reflected in forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. Factors that could have a materially adverse effect on our operations and future prospects include, but are not limited to: changes in national, international, regional and local economic conditions generally and real estate markets specifically; changes in legislation/regulation (including changes to laws governing the taxation of real estate investment trusts) and actions of regulatory authorities; our ability to qualify and maintain our status as a real estate investment trust; the availability and attractiveness of financing (including both public and private capital) and changes in interest rates; the availability and attractiveness of terms of additional debt repurchases; our ability to retain our credit agency ratings; our ability to comply with applicable financial covenants; our competitive environment; changes in supply, demand and valuation of industrial properties and land in our current and potential market areas; our ability to identify, acquire, develop and/or manage properties on favorable terms; our ability to dispose of properties on favorable terms; our ability to manage the integration of properties we acquire; potential liability relating to environmental matters; defaults on or non-renewal of leases by our tenants; decreased rental rates or increased vacancy rates; higher-than-expected real estate construction costs and delays in development or lease-up schedules; the uncertainty and economic impact of pandemics, epidemics or other public health emergencies or fear of such events; risks associated with security breaches through cyberattacks, cyber intrusions or otherwise, as well as other significant disruptions of our information technology networks and related systems; potential natural disasters and other potentially catastrophic events such as acts of war and/or terrorism; technological developments, particularly those affecting supply chains and logistics; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; risks associated with our investments in joint ventures, including our lack of sole decision-making authority; and other risks and uncertainties described under the heading "Risk Factors" and elsewhere in our annual report on Form 10-K for the year ended December 31, 2023, as well as those risks and uncertainties discussed from time to time in our other Exchange Act reports and in our other public filings with the Securities and Exchange Commission (the "SEC"). We caution you not to place undue reliance on forward-looking statements, which reflect our outlook only and speak only as of the date of this press release or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. For further information on these and other factors that could impact us and the statements contained herein, reference should be made to our filings with the SEC.

A schedule of selected financial information is attached.

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Contact: Art Harmon
Senior Vice President, Investor Relations and Marketing
(312) 344-4320

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FIRST INDUSTRIAL REALTY TRUST, INC.
Selected Financial Data
(Unaudited)
(In thousands except per share/Unit data)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2024	2023	2024	2023
Statements of Operations and Other Data:
Total Revenues	$164,136	$152,223	$326,408	$301,646

Property Expenses	(43,051)	(39,757)	(90,065)	(81,939)
General and Administrative	(9,621)	(9,520)	(21,402)	(18,874)
Joint Venture Development Services Expense	(371)	(1,347)	(797)	(2,131)
Depreciation of Corporate FF&E	(185)	(214)	(372)	(459)
Depreciation and Other Amortization of Real Estate	(42,863)	(40,376)	(84,495)	(79,903)
Total Expenses	(96,091)	(91,214)	(197,131)	(183,306)
Gain on Sale of Real Estate	6,135	13,053	36,987	13,053
Interest Expense	(21,126)	(17,898)	(42,023)	(34,017)
Amortization of Debt Issuance Costs	(912)	(905)	(1,824)	(1,809)
Income from Operations Before Equity in Income of Joint Venture and Income Tax Provision	$52,142	$55,259	$122,417	$95,567
Equity in Income of Joint Venture	1,160	1,434	2,562	29,068
Income Tax Provision	(426)	(459)	(1,605)	(7,626)
Net Income	$52,876	$56,234	$123,374	$117,009
Net Income Attributable to the Noncontrolling Interests	(1,558)	(1,598)	(3,604)	(6,406)
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders and Participating Securities	$51,318	$54,636	$119,770	$110,603
RECONCILIATION OF NET INCOME AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.'S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO FFO (c) AND AFFO (c)
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders and Participating Securities	$51,318	$54,636	$119,770	$110,603
Depreciation and Other Amortization of Real Estate	42,863	40,376	84,495	79,903
Depreciation and Other Amortization of Real Estate in the Joint Venture (a)	585	—	585	—
Net Income Attributable to the Noncontrolling Interests	1,558	1,598	3,604	6,406
Gain on Sale of Real Estate	(6,135)	(13,053)	(36,987)	(13,053)
Gain on Sale of Real Estate from Joint Venture (a)	(122)	(30)	(254)	(27,662)
Equity in FFO from Joint Venture Attributable to the Noncontrolling Interest (a)	(195)	(169)	(347)	(169)
Income Tax (Benefit) Provision - Excluded from FFO (b)	(45)	—	883	6,997
Funds From Operations ("FFO") (NAREIT) (c)	$89,827	$83,358	$171,749	$163,025
Amortization of Equity Based Compensation	3,875	3,269	12,983	9,410
Amortization of Debt Discounts and Hedge Costs	104	104	208	208
Amortization of Debt Issuance Costs	912	905	1,824	1,809
Depreciation of Corporate FF&E	185	214	372	459
Non-incremental Building Improvements	(3,683)	(7,875)	(4,658)	(11,052)
Non-incremental Leasing Costs	(7,761)	(9,364)	(12,979)	(18,225)
Capitalized Interest	(2,142)	(3,844)	(4,779)	(7,825)
Capitalized Overhead	(1,526)	(1,944)	(4,723)	(5,099)
Straight-Line Rent, Amortization of Above (Below) Market Leases and Lease Inducements	(5,652)	(6,141)	(10,311)	(12,223)
Adjusted Funds From Operations ("AFFO") (c)	$74,139	$58,682	$149,686	$120,487
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RECONCILIATION OF NET INCOME AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.'S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO ADJUSTED EBITDA (c) AND NOI (c)
	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2024	2023	2024	2023
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders and Participating Securities	$51,318	$54,636	$119,770	$110,603
Interest Expense	21,126	17,898	42,023	34,017
Depreciation and Other Amortization of Real Estate	42,863	40,376	84,495	79,903
Depreciation and Other Amortization of Real Estate in the Joint Venture (a)	585	—	585	—
Income Tax Provision - Allocable to FFO (b)	471	459	722	629
Net Income Attributable to the Noncontrolling Interests	1,558	1,598	3,604	6,406
Equity in FFO from Joint Venture Attributable to the Noncontrolling Interest (a)	(195)	(169)	(347)	(169)
Amortization of Debt Issuance Costs	912	905	1,824	1,809
Depreciation of Corporate FF&E	185	214	372	459
Gain on Sale of Real Estate	(6,135)	(13,053)	(36,987)	(13,053)
Gain on Sale of Real Estate from Joint Venture (a)	(122)	(30)	(254)	(27,662)
Income Tax (Benefit) Provision - Excluded from FFO (b)	(45)	—	883	6,997
Adjusted EBITDA (c)	$112,521	$102,834	$216,690	$199,939
General and Administrative	9,621	9,520	21,402	18,874
Equity in FFO from Joint Venture, Net of Noncontrolling Interest (a)	(1,428)	(1,235)	(2,546)	(1,237)
Net Operating Income ("NOI") (c)	$120,714	$111,119	$235,546	$217,576
Non-Same Store NOI	(7,658)	(1,996)	(10,814)	(3,477)
Same Store NOI Before Same Store Adjustments (c)	$113,056	$109,123	$224,732	$214,099
Straight-line Rent	(2,163)	(4,094)	(4,366)	(9,424)
Above (Below) Market Lease Amortization	(847)	(677)	(1,502)	(1,405)
Lease Termination Fees	(103)	(212)	(177)	(234)
Same Store NOI (Cash Basis without Termination Fees) (c)	$109,943	$104,140	$218,687	$203,036

Weighted Avg. Number of Shares/Units Outstanding - Basic	135,096	134,702	135,082	134,694
Weighted Avg. Number of Shares Outstanding - Basic	132,368	132,249	132,364	132,230

Weighted Avg. Number of Shares/Units Outstanding - Diluted	135,313	135,247	135,350	135,239
Weighted Avg. Number of Shares Outstanding - Diluted	132,399	132,337	132,402	132,318

Per Share/Unit Data:
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders and Participating Securities	$51,318	$54,636	$119,770	$110,603
Less: Allocation to Participating Securities	(41)	(53)	(86)	(100)
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders	$51,277	$54,583	$119,684	$110,503

Basic and Diluted Per Share	$0.39	$0.41	$0.90	$0.84

FFO (NAREIT) (c)	$89,827	$83,358	$171,749	$163,025
Less: Allocation to Participating Securities	(180)	(216)	(332)	(401)
FFO (NAREIT) Allocable to Common Stockholders and Unitholders	$89,647	$83,142	$171,417	$162,624

Basic Per Share/Unit	$0.66	$0.62	$1.27	$1.21
Diluted Per Share/Unit	$0.66	$0.61	$1.27	$1.20

Common Dividends/Distributions Per Share/Unit	$0.37	$0.32	$0.74	$0.64
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Balance Sheet Data (end of period):	June 30, 2024	December 31, 2023
Gross Real Estate Investment	$5,715,675	$5,714,080
Total Assets	5,205,962	5,175,765
Debt	2,225,305	2,224,304
Total Liabilities	2,526,783	2,540,660
Total Equity	2,679,179	2,635,105

		Three Months Ended		Six Months Ended
		June 30,	June 30,	June 30,	June 30,
		2024	2023	2024	2023
(a)	Equity in Income of Joint Venture
	Equity in Income of Joint Venture per GAAP Statements of Operations	$1,160	$1,434	$2,562	$29,068
	Gain on Sale of Real Estate from Joint Venture	(122)	(30)	(254)	(27,662)
	Depreciation and Other Amortization of Real Estate in the Joint Venture	585	—	585	—
	Equity in FFO from Joint Venture Attributable to the Noncontrolling Interest	(195)	(169)	(347)	(169)
	Equity in FFO from Joint Venture, Net of Noncontrolling Interest	$1,428	$1,235	$2,546	$1,237

(b)	Income Tax Provision
	Income Tax Provision per GAAP Statements of Operations	$(426)	$(459)	$(1,605)	$(7,626)
	Income Tax (Benefit) Provision - Excluded from FFO	(45)	—	883	6,997
	Income Tax Provision - Allocable to FFO	$(471)	$(459)	$(722)	$(629)

(c) Investors in, and analysts following, the real estate industry utilize funds from operations ("FFO"), net operating income ("NOI"), adjusted EBITDA and adjusted funds from operations ("AFFO"), variously defined below, as supplemental performance measures. While we believe net income available to First Industrial Realty Trust, Inc.'s common stockholders and participating securities, as defined by GAAP, is the most appropriate measure, we consider FFO, NOI, adjusted EBITDA and AFFO, given their wide use by, and relevance to investors and analysts, appropriate supplemental performance measures. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets. NOI provides a measure of rental operations, and does not factor in depreciation and amortization and non-property specific expenses such as general and administrative expenses. Adjusted EBITDA provides a tool to further evaluate the ability to incur and service debt and to fund dividends and other cash needs. AFFO provides a tool to further evaluate the ability to fund dividends. In addition, FFO, NOI, adjusted EBITDA and AFFO are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value.

In accordance with the NAREIT definition of FFO, we calculate FFO to be equal to net income available to First Industrial Realty Trust, Inc.'s common stockholders and participating securities, plus depreciation and other amortization of real estate, plus impairment of real estate, minus gain or plus loss on sale of real estate, net of any income tax provision or benefit associated with the sale of real estate. We also exclude the same adjustments from our share of net income from an unconsolidated joint venture.

NOI is defined as our revenues, minus property expenses such as real estate taxes, repairs and maintenance, property management, utilities, insurance and other expenses.

Adjusted EBITDA is defined as NOI and the equity in FFO from our investment in joint venture, net of noncontrolling interest minus general and administrative expenses.

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AFFO is defined as adjusted EBITDA minus interest expense, minus capitalized interest and overhead, plus amortization of debt discounts and hedge costs, minus straight-line rent, amortization of above (below) market leases and lease inducements, minus provision for income taxes allocable to FFO or plus income tax benefit allocable to FFO, plus amortization of equity based compensation and minus non-incremental capital expenditures. Non-incremental capital expenditures refer to building improvements and leasing costs required to maintain current revenues plus tenant improvements amortized back to the tenant over the lease term. Excluded are first generation leasing costs, capital expenditures underwritten at acquisition and development/redevelopment costs.

FFO, NOI, adjusted EBITDA and AFFO do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. FFO, NOI, adjusted EBITDA and AFFO should not be considered substitutes for net income available to common stockholders and participating securities (calculated in accordance with GAAP) as a measure of results of operations, cash flows (calculated in accordance with GAAP) or as a measure of liquidity. FFO, NOI, adjusted EBITDA and AFFO as currently calculated by us may not be comparable to similarly titled, but variously calculated, measures of other REITs.

We consider cash basis same store NOI ("SS NOI") to be a useful supplemental measure of our operating performance. Same store properties include all properties owned prior to January 1, 2023 and held as an in service property through the end of the current reporting period (including certain income-producing land parcels), and developments and redevelopments that were placed in service prior to January 1, 2023 (the "Same Store Pool"). Properties which are at least 75% occupied at acquisition are placed in service, unless we anticipate tenant move-outs within two years of ownership would drop occupancy below 75%. Properties acquired with occupancy greater than 75% at acquisition, but with tenants that we anticipate will move out within two years of ownership, will be placed in service upon the earlier of reaching 90% occupancy or twelve months after move out. Properties acquired that are less than 75% occupied at the date of acquisition are placed in service as they reach the earlier of reaching 90% occupancy or one year subsequent to acquisition. Developments, redevelopments and acquired income-producing land parcels for which our ultimate intent is to redevelop or develop on the land parcel are placed in service as they reach the earlier of 90% occupancy or one year subsequent to development/redevelopment construction completion.

We define SS NOI as NOI, less NOI of properties not in the Same Store Pool, less the impact of straight-line rent, the amortization of above (below) market rent and the impact of lease termination fees. Same Store revenues for the six months ended June 30, 2023 exclude $2,934 related to accelerated recognition of a tenant improvement reimbursement associated with a departing tenant in Dallas. We exclude lease termination fees, straight-line rent and above (below) market rent in calculating SS NOI because we believe it provides a better measure of actual cash basis rental growth for a year-over-year comparison. In addition, we believe that SS NOI helps the investing public compare the operating performance of a company's real estate as compared to other companies. While SS NOI is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income as defined by GAAP and should not be considered as an alternative to those measures in evaluating our liquidity or operating performance. SS NOI also does not reflect general and administrative expense, interest expense, depreciation and amortization, income tax benefit and expense, gains and losses on the sale of real estate, equity in income or loss from joint venture, joint venture fees, joint venture development services expense, capital expenditures and leasing costs. Further, our computation of SS NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating SS NOI.